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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


         We hereby consent to (i) the use in the Prospectus (the "Prospectus") constituting a part of the Registration Statement on Form S-1 filed by Encore Acquisition Company, a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), of information contained in our reserve reports relating to oil and gas net reserves and future net revenue, as of December 31, 2000, (ii) the inclusion of our letter summaries of such reserve reports as included in Annex A, and (iii) the incorporation of this consent in any Registration Statement filed for the same offering pursuant to Rule 462(b) under the Act.

                                          MILLER AND LENTS, LTD.



                                          By /s/ GREGORY W. ARMES
                                            -----------------------------
                                            Gregory W. Armes
                                            President

Houston, Texas
February 9, 2001